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                                                                    EXHIBIT 21.1

                                 Subsidiary List

                              List of Subsidiaries
                              --------------------

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                                                   Date           State
                                              Incorporated/   Incorporated/                                               Percent
          Entity's Legal Name                   Organized       Organized             Ownership By                         Owned
          -------------------                   ---------       ---------             ------------                         -----
Coca-Cola Bottling Co. Consolidated             4/08/1980           DE
Carolina Coca-Cola Bottling Co.                 10/26/1998          DE      Coca-Cola Bottling Co. Consolidated             100%
Case Advertising, Inc.                          2/18/1988           DE      Coca-Cola Bottling Co. Consolidated             100%
Category Management Consulting, LLC             6/29/1995           NC      Coca-Cola Bottling Co. Consolidated &            99%
                                                                               Coca-Cola Bottling Co. of Roanoke, Inc.        1%
CC Beverage Packing, Inc.                       3/15/1988           DE      Coca-Cola Bottling Co. Consolidated             100%
Nashville Coca-Cola Bottling Partnership        12/20/1996          TN      Coca-Cola Bottling Co. Consolidated &            51%
                                                                               Consolidated Volunteer, Inc.                  49%
CCBC of Wilmington, Inc.                        6/17/1993           DE      Piedmont Coca-Cola Bottling Partnership         100%
CCBCC Relief Foundation, Inc.                   6/13/1995           NC      Coca-Cola Bottling Co. Consolidated             100%
CCBCC, Inc.                                     12/20/1993          DE      Coca-Cola Bottling Co. Consolidated             100%
Chesapeake Treatment Company, LLC               6/5/1995            NC      Coca-Cola Bottling Co. Consolidated &            99%
                                                                               Case Advertising, Inc.                         1%
COBC, Inc.                                      11/23/1993          DE      Columbus Coca-Cola Bottling Co.
Coca-Cola Bottling Co. of Roanoke, Inc.         2/05/1985           DE      Coca-Cola Bottling Co. Consolidated             100%
Coca-Cola Bottling Company of Alabama, LLC      12/26/1996          DE      Coca-Cola Bottling Co. Consolidated &             1%
                                                                               CC Beverage Packing, Inc.                     99%
Coca-Cola Bottling Company of Mobile, LLC       12/20/1996          AL      Coca-Cola Bottling Company of Alabama, LLC       51%
                                                                               & CC Beverage Packing, Inc.                   49%
Coca-Cola Ventures, Inc.                        6/17/1993           DE      Coca-Cola Bottling Co. Consolidated             100%
Columbus Coca-Cola Bottling Co.                 7/10/1984           DE      Coca-Cola Bottling Co. Consolidated             100%
Consolidated Leasing, LLC                       1/14/1997           NC      Coca-Cola Bottling Co. Consolidated &            99%
                                                                               The Coca-Cola Bottling Company of WV, Inc.     1%
Consolidated Real Estate Group, LLC             1/4/2000            NC      Coca-Cola Bottling Co. Consolidated             100%
Consolidated Volunteer, Inc.                    12/11/1996          DE      Coca-Cola Bottling Co. Consolidated             100%
ECBC, Inc.                                      11/23/1993          DE      Coca-Cola Bottling Co. Consolidated             100%
Heath Oil Co., Inc.                             9/9/1986            SC      Carolina Coca-Cola Bottling Co.                 100%
Jackson Acquistions, Inc.                       1/24/1990           DE      Coca-Cola Bottling Co. Consolidated             100%
LYBC, Inc.                                      9/10/1999           DE      Lynchburg Coca-Cola Bottling Co., Inc.          100%
Lynchburg Coca-Cola Bottling Co., Inc.          9/14/1999           DE      Coca-Cola Bottling Co. of Roanoke, Inc.         100%
Metrolina Bottling Company                      5/21/1993           DE      Coca-Cola Bottling Co. Consolidated             100%
MOBC, Inc.                                      11/23/1993          DE      CC Beverage Packing, Inc.                       100%
NABC, Inc.                                      11/23/1993          DE      Consolidated Volunteer, Inc.                    100%
Panama City Coca-Cola Bottling Co.              10/5/1931           FL      Columbus Coca-Cola Bottling Co.                 100%
PCBC, Inc.                                      11/23/1993          DE      Panama City Coca-Cola Bottling Co.              100%
Reidsville Transaction Corporation              5/16/1999           DE      Coca-Cola Bottling Co. Consolidated             100%
ROBC, Inc.                                      11/23/1993          DE      Coca-Cola Bottling Co. of Roanoke, Inc.         100%
SUBC, Inc.                                      12/02/1998          DE      Carolina Coca-Cola Bottling Co.                 100%
Tennessee Soft Drink Production                 12/22/1988          TN      Consolidated Volunteer, Inc.                    100%
The Coca-Cola Bottling Company of West          12/28/1992          WV      Coca-Cola Bottling Co. Consolidated             100%
    Virginia, Inc.
Thomasville Acquisitions, Inc.                  1/08/1997           DE      Coca-Cola Bottling Co. Consolidated             100%
TOBC, Inc.                                      3/24/1997           DE      Coca-Cola Bottling Co. Consolidated             100%
TXN, Inc.                                       1/03/1990           DE      Data Ventures, LLC                              100%
WCBC, Inc.                                      11/23/1993          DE      Coca-Cola Bottling Co. Consolidated             100%
Whirl-I-Bird, Inc.                              11/03/1986          TN      Coca-Cola Bottling Co. Consolidated             100%
WVBC, Inc.                                      11/23/1993          DE      The Coca-Cola Bottling Company of WV, Inc.      100%
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